UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009.

UFOOD RESTAURANT GROUP, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-136167	20-4463582
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Washington Street, Suite 100 Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 787-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2009, the Board of Directors (the “Board”) of the Company elected Keith H. Mueller and Richard J. Golden as new members of the Board. There is no arrangement or understanding between Mr. Mueller or Mr. Golden and any other person pursuant to which either Mr. Mueller or Mr. Golden was elected to the Board. Mr. Mueller was appointed to the Compensation Committee and Mr. Golden was appointed to the Audit Committee of the Board.

On March 19, 2009, in connection with a private placement (the “Private Placement”) of our securities: (i) Mr. Mueller purchased 8% Senior Secured Convertible Debentures (“Debentures”) in the principal amount of $250,000 and was issued warrants (“Warrants”) to purchase 961,569 shares of our common stock; and (ii) Golden Opportunity Consulting, LLC, a limited liability company beneficially owned by Mr. Golden, purchased Debentures in the principal amount of $200,000 and was issued Warrants to purchase 769,231 shares of our common stock. Debentures in the aggregate principal amount of $5,847,000 were sold in connection with the Private Placement, and Warrants to purchase an aggregate of 22,592,308 shares of our common stock were issued in connection with the Private Placement. The full terms of the private placement were disclosed in a Form 8-K filed with the Securities and Exchange Commission on April 22, 2009, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFOOD RESTAURANT GROUP, INC.

Date: May 18, 2009	By: /s/ George Naddaff
George Naddaff
Chairman and Chief Executive Officer

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